U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2011

Sector 10, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24370	33-0565710
(Commission File No.)	(IRS Employer Identification No.)

3500 Island Blvd. Suite 105
Aventura, FL 33160
 (206) 853-4866
(Address and telephone number of principal executive offices and place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNMENT AND MANAGEMENT

ITEM 5.01                                CHANGES IN CONTROL OF REGISTRANT

(a)
A change in voting control of Sector 10, Inc. occurred based on the terms and conditions of the Stock Exchange Agreement between Sector 10, Inc. and Solar Tracer Corporation.  A change in voting control occurred with the initial issuance of the 60, 000,000 common shares plus the voting proxy for 30,000,000 shares by Sector 10 Holdings, Inc.

(b)
Sector 10, Inc. maintains anti-dilution agreements with Sector 10 Holdings, Inc. and its key officers. The Change in Voting Control occurs because Sector 10 Holdings, Inc. and the key officers of Sector 10, Inc. have waived their anti-dilution rights with respect to the shares issued under the Stock Exchange Agreement between Sector 10, Inc. and Solar Tracer Corporation.  The waiver of the anti-dilution rights applies only to the shares issued under the Stock Exchange Agreement dated December 22, 2010 and the Stock Exchange Agreement Closing Statement dated January 7, 2011. For all other applicable Sector 10, Inc. transactions and common share issuance, the dilution agreements shall continue to apply in accordance with the terms and conditions set forth in their respective agreements.

(c)
As a result of the issuance of 60,000,000 shares to Sterling, LLC as a result of the Solar Tracer Agreement which was finalized on January 7, 2011, the ownership percentage of Sector 10 Holdings, Inc was reduced from 52.43% to 32.22%.  With the transfer of the voting rights to 30,000,000 shares, the voting percentage was reduced to 12.95%.  As a result of the reverse stock split and the subsequent issuance of 60,000,000 shares to First Diversified Equities, Inc, Sector 10 Holdings, Inc ownership and voting percentage is estimated to be 2.92%.  This percentage reflects the release of the voting proxy that was in effect only until the completion of the reverse split.

(d)
As a result of the reverse stock split and the subsequent issuance of 60,000,000 shares to First Diversified Equities, Inc as required under the Stock Exchange Agreements with Solar Tracer Corporation closed on January 3, 2011 and First Diversified Equities, Inc, closed on February 3, 2011,  Sterling LLC (as recipient from Solar Tracer Corporation) is estimated to have an ownership percentage of approximately 3.5% and First Diversified Equities, Inc. is estimated to have an ownership percentage of approximately 90%.

(e)
The Management of Sector 10, Inc., under the direction of Solar Tracer Corporation and First Diversified Equities, Inc. filed a Preliminary For 14-C  relating to the reverse stock split required under the Solar Tracer Corporation Stock Exchange Agreement and the First Diversified Stock Exchange Agreement.

(f)
  Management of the Company submitted resignations effective April 15, 2011. (See Item 5.02 for discussion).  On or before these resignations, the Solar Tracer Corporation, its shareholders, representatives and management returned to Treasury the 60,000,000 common shares it received under the Solar Tracer Stock Exchange Agreement o January 7, 2011.  As a result of this return of shares, Sector 10 Holdings, Inc. becomes the largest shareholder of record based on a shareholder report dated May 11, 2011

(g)
In light of the unilateral actions taken by Solar Tracer Corporation including its shareholders, representatives and management and First Diversified Equities, Inc., including its shareholders, representatives and management, the Sector 10 Holdings, Inc. Board of Directors revoked the voting proxy for 30,000,000 common shares of Sector 10, Inc.  The termination of the voting proxy was effective on May 11, 2011.

(h)
The return of the 60,000,000 common shares by Solar Tracer Corporation and their shareholders is part of the review and examinations called for of all actions taken by Solar Tracer Corporation and First Diversified Equities, Inc.  (See Item 5.07 and Item 8.01 for discussion).  The review and examination will assist in determining the impact of the change in control resulting from the Solar Tracer Stock Exchange Agreement and the First Diversified Stock Exchange Agreement.

ITEM 5.02	DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS

(a)
Charles Camorata, age 58, was elected to the positions of President, CEO and as a member of the Board of Directors of Sector 10, Inc. effective March 3, 2011.  Prior to his current position, Mr. Camorata was the President and a director of Skreem Studios Inc. from 2007 to present.  Mr. Camorata was the Vice President and a producer for Skreem Entertainment Corporation from 2000-2007 where he developed new musical groups and prepared them for recording careers by providing vocal and dance training, as well as producing their first commercially released records.  His duties included running all operations needed to produce, record, and release music as well as set up the studio operations.  He also had oversight of the filing of all publishing of songs in the corporate catalog.  Mr. Camorata also acted as CEO and Board Member of SKRM Interactive, Inc. immediately prior to the acquisition of SKRM Interactive by Sector 10.

Mr. Camorata submitted his resignation from his positions as President, CEO and as a member of the Board of Directors of Sector 10, Inc. effective April 15, 2011.  The Company held a special shareholder’s meeting on May 12, 2011 to discuss how to handle the abandonment of the operations of Sector 10, Inc. by representatives of Solar Tracer Corporation, First Diversified Equities, Inc and the management installed by Solar Tracer and First Diversified including Mr. Camorata.  A new Board of Directors elected on May 12, 2011 by a special shareholders meeting is in process of conducting an examination of the actions taken by Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management in the post acquisition period according to the respective Stock Exchange Agreements and to examine the facts and circumstances pertaining to the Officer/Board resignations submitted for consideration on April 15, 2011. This examination includes a review among other things of all actions taken by Mr. Camorata during his tenure as an Officer/Board Member of Sector 10, Inc.   Any actions taken during the examination or otherwise by any of the Sector 10, Inc. shareholders, Sector 10, Inc., Sector 10, Inc. Directors and Sector 10, Inc. management are without prejudice with respect to any claims surrounding the issues pertaining to Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management including Mr. Camorata.

(b)
Karen Aalders, age 60, was elected to the positions of Secretary, Treasurer and as a member of the Board of Directors of Sector 10, Inc. effective March 3, 2011. Ms. Aalders has over fifteen years of financial reporting experience with private and publicly listed companies. She served as Secretary, Treasurer and a director of Skreem Studios Inc. from 2007 to present.  Her responsibilities serving as Secretary, Treasurer and a Board Member have included all financial aspects of companies’ daily activities, communicating with accountants and auditors to make sure that all filings and regulations were complied with, and preparing financial presentations for investment banking groups.  Ms. Aalders has also served in a financial control position for start-up firms, taking them through the formation stage, pre and post funding, public offering, filing, listing and trading.  She has handled the financial analysis of, and reporting on, merger and acquisitions from initial interest through successful conclusion.  These companies have included those in the fields of media, gaming, manufacturing and retail, located in the United States, Hong Kong, Korea, China and Europe.  Ms. Aalders also acted as Secretary, Treasurer and Board Member of SKRM Interactive, Inc. immediately prior to the acquisition of SKRM Interactive by Sector 10.

Ms. Aalders submitted her resignation from his positions as Secretary, Treasurer and as a member of the Board of Directors of Sector 10, Inc. effective April 15, 2011.  The Company held a special shareholder’s meeting on May 12, 2011 to discuss how to handle the abandonment of the operations of Sector 10, Inc. by representatives of Solar Tracer Corporation, First Diversified Equities, Inc and the management installed by Solar Tracer and First Diversified including Ms. Aalders.  The New Board of Directors elected on May 12, 2011 by a special shareholders meeting is in process of conducting an examination of the actions taken by Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management in the post acquisition period according to the respective Stock Exchange Agreements and to examine the facts and circumstances pertaining to the Officer/Board resignations submitted for consideration on April 15, 2011. This examination includes a review among other things of all actions taken by Ms. Aalders during her tenure as an Officer/Board Member of Sector 10, Inc.  Any actions taken during the examination or otherwise by any of the Sector 10, Inc. shareholders, Sector 10, Inc., Sector 10, Inc. Directors and Sector 10, Inc. management are without prejudice with respect to any claims surrounding the issues pertaining to Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management including Ms. Aalders.

(c)
Pericles DeAvila – Chairman of the Board.  By a unanimous vote conducted at a special shareholders meeting on May 12, 2011, Pericles DeAvila was elected as Chairman of the Board of Directors of Sector 10, Inc.  Mr. DeAvila previously held this position prior to the acquisitions of Solar Tracer Corporation and First Diversified Equities, Inc.  As part of the transfer of management under the acquisition, he resigned from the position on February 22, 2011.  With this election, he would be reassuming the Board Member position at the requests of the majority of shareholders and as a result of the abandonment of the Board and Management of Sector 10, Inc. by Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management and the management installed by Solar Tracer and First Diversified.  .Mr. DeAvila formally accepted the duties of Chairman of the Board of Directors on May 31, 2011.

(d)
Laurence A. Madison –Member of the Board of Directors.  By a unanimous vote conducted at a special shareholders meeting on May 12, 2011, Laurence A. Madison was elected as a Member of the Board of Directors of Sector 10, Inc.  Mr. Madison previously held this position prior to the acquisitions of Solar Tracer Corporation and First Diversified Equities, Inc.  As part of the transfer of management under the acquisition, he resigned from the position on February 24, 2011.  With this election, he would be reassuming the Board Member position at the requests of the majority of shareholders and as a result of the abandonment of the Board and Management of Sector 10, Inc. by Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management and the management installed by Solar Tracer and First Diversified.  Mr. Madison formally accepted the duties as a Member of the Board of Directors on May 31, 2011.

(e)	There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

(f)	There are no transactions with related persons as described by Item 404(a) of Regulation S-K.

(g)
Except for employment agreements and stock option agreement that were fully disclosed and in place prior to the Solar Tracer Corporation Stock Exchange Agreement and the First Diversified Equities Stock Exchange Agreement, there are no material plans, contracts or arrangements to which a covered officer is a party or in which he or she participates at this time as described in item 5.02(c)(3).  The examination and review of the facts and circumstances shall assist in the determination and status of any existing or former plans. As a result of the Solar Tracer Corporation Stock Exchange Agreement and First Diversified Stock Exchange Agreement.

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

A special shareholders’ meeting was held on Thursday, May 12, 2011.  A special shareholders meeting was called by Sector 10 Holdings, Inc, the largest shareholder of record, to review actions needed to be taken with respect to the ongoing management of Sector 10, Inc.  Shareholder minutes for the meeting are as follows:

The following shareholders participated in the meeting:

Shareholder	Number of Shares	Ownership %

Sector 10 Holdings, Inc.	50,152,580	43.22%
Pericles DeAvila	3,760,400	3.24%
Laurence A Madison	3,513,100	3.03%
Cristy DeAvila	250,000	.22%
John DeAvila	450,000	.39%

Total	58,126,080	50.1%
Total common shares Outstanding at 5/11/2011		116,032,217

 Note:  The above shares reflect the return to Treasury of 60 million common shares from Solar Tracer Corporation.  The above shares do not reflect the dilution shares that may be owed to Sector 10 Holdings, Pericles DeAvila and Laurence A Madison.   Adding such dilution shares would adjust the ownership percentage for the above group to approximately 62.8%.

This special meeting was called to discuss how to handle the abandonment of the operations of Sector 10, Inc. by representatives of Solar Tracer Corporation, First Diversified Equities, Inc and the management installed by Solar Tracer and First Diversified.  Notice was sent to shareholders and creditors informing them of the resignation of the management effective April 15, 2011.  Via an email by Ms. Karen Aalders,  creditors were told to contact Sector 10 Holdings with questions regarding Sector 10, Inc.   Prior to the resignations of management on April 15, 2011, Solar Tracer Corporation unilaterally returned to treasury 60 Million common shares that were issued to its shareholder as a result of the Solar Tracer Corporation Stock Exchange Agreement.  The unilateral action by Solar Tracer Corporation, their representatives and management may have breached the contract terms and conditions set forth in the Stock Exchange Agreement.  Based on public filings, the following is known about the relationship between Solar Tracer Corporation, First Diversified and Sector 10, Inc.

On January 7, 2011, Sector 10, Inc. acquired Solar Tracer Corporation and rights to its solar energy business.  Under this arrangement, 60 Million shares were issued to Solar Tracer immediately and an additional 60 Million shares were required to be issued after a 26-1 reverse stock split. Included as part of the transaction, Sector 10 Holdings agreed to transfer voting rights by proxy to Solar Tracer which expired upon the completion of the reverse stock split.

At the request of the Solar Tracer representatives, Sector 10 Inc acquired 100% of First Diversified Equities, Inc. and the rights to its beverage and distribution business including the distribution rights to the Tonino Lamborghini energy drink.  As part of the transaction, Solar Tracer agreed to assign the proxy vote for the 30 Million Holding shares and to assign the rights to the 60 Million post reverse stock split shares.

After the acquisitions, Sector 10 Holdings, Inc was no longer the majority shareholder in Sector 10, Inc.  New management was installed in Sector 10, Inc. at the end of February 2011 where it was determined that the company name would be changed to First Diversified Equities and the 26-1 reverse stock split was authorized.

The new management stayed in place approximately 2 months.   On April 15, 2011, the management resigned and Solar Tracer Corporation returned the 60 Million shares to Sector 10 Inc. Treasury.  As of this date, Solar Tracer Corporation, First Diversified Equities, Inc. and new management abandoned Sector 10, Inc. leaving the Company with no Management or Directors.  The representatives sent letters to creditors informing them to contact Sector 10 Holdings with questions about Sector 10, Inc.

Management of Sector 10 Holdings, Inc. believes that the representatives of Solar Tracer Corporation, First Diversified Equities, Inc. and the management in place for 2 months may have potentially breached the terms and conditions of the acquisition agreements and their actions may potentially be fraudulent.

In response to these actions, Sector 10 Holdings has terminated, without prejudice to any claims the proxy voting arrangement that was provided under the Stock Exchange agreements.  The termination was effective on May 11, 2011.  The proxy is not in effect for this shareholder meeting.

As the largest shareholder of Sector 10, Inc., Sector 10 Holdings has called the shareholders meeting to present the following recommendations to the future management and administration of Sector 10, Inc.

1)
Management and administration is critical to Sector 10, Inc. in order to protect the shareholders and the interests of the Company.  It is recommended that the former management of Pericles DeAvila and Laurence A. Madison be immediately elected/appointed to the Board of Directors as Chairman and Secretary respectively.

2)
  The Board of Directors shall appoint officers to the Company within 30 days.  The Directors shall manage all facets of the Company until such time as the officers are appointed.  Although, the shareholders prefer that that the directors also act as officers, the shareholders will abide by the recommendations of the directors if other qualified officers are appointed by the Board of Directors.

3)
The Board of Directors requests that the directors and officers of the Company conduct a comprehensive examination of the facts and circumstances surrounding the actions taken by Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management in the post acquisition period according to the Stock Exchange Agreements.  The examination will review all actions within Sector 10, Inc. and outside Sector 10, Inc that may impact the Company or its shareholders.  At the completion of the examination, the Board will, with the assistance of management (if applicable) determine whether there has been any breach of the respective Stock Exchange Agreements and/or any potentially fraudulent actions.  Based on the outcomes of this examination, the Board of Directors shall be authorized to proceed in any manner that is in the best interest of the Company and its shareholders.

The ownership of the shareholders present at the meeting represent a majority of the issued and outstanding shares of Sector 10, Inc as of May 11, 2011.  The above shareholders have reviewed the recommendations presented by Sector 10 Holdings, Inc. and hereby unanimously voted to agree to the following:

1)	Elect Pericles DeAvila as Chairman of the Board of Directors.

2)	Elect Laurence A. Madison as Secretary of the Board of Directors.

3)
Request that the newly elected Board of Directors appoint officers to Sector 10, Inc. within 30 days of acceptance. During the period prior to the appointment, the directors shall be authorized to make all decisions with respect to Sector 10, Inc. management and administration.  The shareholders request that the newly elected directors consider themselves for appointment as officers.

4)
The Board of Directors with the assistance of Management will conduct a comprehensive examination of the facts and circumstances surrounding the actions taken by Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management in the post acquisition period according to the Stock Exchange Agreements.  The examination will review all actions within Sector 10, Inc. and outside Sector 10, Inc that may impact the Company or its shareholders.  At the completion of the examination, the Board will, with the assistance of management, determine whether there has been any breach of the respective Stock Exchange Agreements and/or any potentially fraudulent actions.  Based on the outcomes of this examination, the Board of Directors shall be authorized to proceed in any manner that is in the best interest of the Company and its shareholders.

5)
Any actions taken by any of the Sector 10, Inc. shareholders, Sector 10, Inc., Sector 10, Inc. Directors and Sector 10, Inc. management are without prejudice with respect to any claims surrounding the issues pertaining to the examination and review conducted in item 4 above and all facts and circumstances pertaining to the Solar Tracer Stock Exchange Agreement and First Diversified Equities, Inc. Stock Exchange Agreement.

The meeting closed after the shareholder vote.

There was no settlement between the registrant and any other participant as described in Item 5.07(c).

ITEM 8.01                                OTHER INFORMATION

Requests for Information

Multiple requests have been made to Management that resigned on April 15, 2011 to discuss issues concerning the factors surrounding their resignation and to provide details surrounding the activity that occurred during their tenure as Management and Directors of the Company.  Prior management has not responded to any of the requests as of the date of this filing.

Examination:

The Board of Directors with the assistance of Management will conduct a comprehensive examination of the facts and circumstances surrounding the actions taken by Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management in the post acquisition period according to the Stock Exchange Agreements.  The examination will review all actions within Sector 10, Inc. and outside Sector 10, Inc that may impact the Company or its shareholders.  At the completion of the examination, the Board will, with the assistance of management (if applicable) determine whether there has been any breach of the respective Stock Exchange Agreements and/or any potentially fraudulent actions.  Based on the outcomes of this examination, the Board of Directors shall be authorized to proceed in any manner that is in the best interest of the Company and its shareholders.

Any actions taken by any of the Sector 10, Inc. shareholders, Sector 10, Inc., Sector 10, Inc. Directors and Sector 10, Inc. management are without prejudice with respect to any claims surrounding the issues pertaining to the examination and review conducted in item 4 above and all facts and circumstances pertaining to the Solar Tracer Stock Exchange Agreement and First Diversified Equities, Inc. Stock Exchange Agreement.

The initial findings of the examination and review are expected to be available to the Board of Directors on or before June 30, 2011.

Officers:

The Board is requested to appoint officers within 30 days after their acceptance of their election to the Board of Directors.  Accordingly, officers are expected to be appointed on or before June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2011

SECTOR 10, INC. By:Pericles DeAvila Pericles DeAvila, Chairman of the Board